EXHIBIT 32.02

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended June 30, 2013 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: August 14, 2013	THE CAMPBELL FUND TRUST By: Campbell & Company, Inc., Managing Operator
	By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer